Exhibit 99.1

AgeX Therapeutics Reports Fourth Quarter and Annual 2023 Financial Results

ALAMEDA, Calif.—(Globe Newswire)—March 22, 2024—AgeX Therapeutics, Inc. (“AgeX”; NYSE American: AGE), a biotechnology company developing therapeutics for human aging and regeneration, reported its financial and operating results for fourth quarter and the full year ended December 31, 2023 and recent highlights.

Recent Highlights

●	Stockholders approved transactions for merger with Serina Therapeutics, Inc.
●	Obtained $4.4 million addition to line of credit from Juvenescence Limited
●	Preferred Stock converted into Common Stock
●	Completed reverse stock split at a ratio of 1 for 35.17

Liquidity and Capital Resources

Issuance of Preferred Stock to Eliminate $36 Million of Indebtedness and Conversion to Common Stock

During July 2023, AgeX and Juvenescence Limited entered into an Exchange Agreement pursuant to which AgeX issued shares of Series A Preferred Stock and Series B Preferred Stock to Juvenescence in exchange for the extinguishment of a total of $36 million of indebtedness under a loan agreement and certain promissory notes. The Series A Preferred Stock and Series B Preferred Stock automatically converted into shares of AgeX common stock on February 1, 2024.

Increase in Line of Credit

On November 8, 2023, AgeX’s secured, convertible line of credit from Juvenescence Limited was increased by $4,400,000, subject to Juvenescence’s discretion to approve and fund each of AgeX’s future loan draws.

On February 9, 2024, the repayment date of AgeX’s borrowings under Juvenescence line of credit was extended from February 14, 2024 to May 9, 2024.

Balance Sheet Information

Cash, cash equivalents, and restricted cash totaled $0.3 million as of December 31, 2023. As of December 31, 2023, AgeX owed Juvenescence Limited $4.5 million in principal and origination fees on account of loans extended to AgeX.

Fourth Quarter and Annual 2023 Operating Results

Operating expenses: Operating expenses for the three months ended December 31, 2023 were $3.6 million as compared with $1.8 million for the same period of 2022. Operating expenses for the full year 2023 were $10.1 million as compared with $7.0 million in the same period of 2022.

Research and development expenses for the year ended December 31, 2022 decreased by more than $0.3 million to $0.7 million from approximately $1.0 million in 2022. The net decrease was primarily attributable to reductions of $0.2 million in outside research and services allocable to research and development expenses and $0.1 million in salaries and payroll related expenses allocated to research and development expenses.

General and administrative expenses for the year ended December 31, 2023 increased by $3.3 million to $9.3 million from approximately $6.0 million in 2022. The net increase is attributable to increases of $2.5 million in professional fees for legal services, professional fees for tax and accounting services, and consulting expenses incurred in connection with due diligence and other expenses related to the planned merger with Serina Therapeutics, Inc (“Serina”), $0.4 million for the write off of prepaid expenses incurred in prior periods related to a shelf registration statement for an at-the-market offering of AgeX common stock that expired in January 2024, $0.4 million estimated litigation fees, $0.2 million in salaries, consulting fees, and payroll related expenses, including severance related expenses arising under a Transition Services and Separation Agreement with our former Chief Executive Officer, $0.1 million in investor relations related expenses, and $0.1 million in insurance expense, allocated to general and administrative expenses. These increases were offset to some extent by a $0.2 million decrease in minimum royalty fees resulting from the termination of certain license and sub-license agreements, $0.1 million net decrease in non-cash stock-based compensation to employees, consultants and directors, and a $0.1 million decrease in patent and license maintenance related fees.

Other expense, net: Net other expense for the year ended December 31, 2023 consists primarily of $5.4 million of amortization of deferred debt costs on loans from Juvenescence, write off of deferred debt cost upon $36 million debt exchanged for preferred stock in July 2023, and other debt related expenses included in interest expense, offset by $0.5 million net interest income primarily earned from a promissory note from Serina. Other expense, net in 2022 consists primarily of $3.3 million of amortization of deferred debt issuance costs on loans from Juvenescence to interest expense, and $0.2 million change in fair value of warrants issued to Juvenescence in connection with borrowings under the 2022 Secured Note.

Net loss attributable to AgeX: The net loss attributable to AgeX for the year ended December 31, 2023 was $14.8 million, or ($13.73) per share (basic and diluted), compared to $10.5 million, or ($9.70) per share (basic and diluted), for 2022.

Going Concern Considerations

As required under Accounting Standards Update 2014-15, Presentation of Financial Statements-Going Concern (ASC 205-40), AgeX evaluates whether conditions and/or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date its financial statements are issued. Based on AgeX’s most recent projected cash flows, AgeX believes that its cash and cash equivalents and available sources of debt and equity capital would not be sufficient to satisfy AgeX’s anticipated operating and other funding requirements for the twelve months following the filing of AgeX’s Annual Report on Form 10-K for the year ended December 31, 2023. These factors raise substantial doubt regarding the ability of AgeX to continue as a going concern.

About AgeX Therapeutics

AgeX Therapeutics, Inc. (NYSE American: AGE) is focused on developing and commercializing innovative therapeutics to treat human diseases to increase healthspan and combat the effects of aging. For more information, please visit www.agexinc.com or connect with the company on Twitter, LinkedIn, Facebook, and YouTube.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding the anticipated completion and effects of the planned merger with Serina (the “Merger”) and other statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. All forward-looking statements are based on assumptions or judgments about future events and economic conditions that may or may not be correct or necessarily take place and that are by their nature subject to significant risks, uncertainties and contingencies. You are cautioned not to place undue reliance on these forward-looking statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Statements that contain words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. With respect to the Merger, these risks and uncertainties include: one or more conditions to consummating the Merger may not be satisfied; one or more material agreements that may be entered into in connection with the Merger may be terminated by a party to the agreement; AgeX or the combined company after the Merger may be unable to obtain approval to list on the NYSE American the shares of AgeX common stock expected to be issued pursuant to the Merger; and the closing of the Merger might be delayed or not occur at all. In addition, the Merger could cause AgeX to face additional risks, including risks associated with conducting and financing Serina’s current or future research and product development programs, including risks that those research and development programs will not result in the development of products or technologies with the desired clinical utility, benefits, or market acceptance; risks associated with conducting clinical trials of Serina product candidates and obtaining Food and Drug Administration or other regulatory approvals to market product candidates, including risks with respect to the timing of initiation of Serina’s planned clinical trials, the timing of the availability of data or other results from clinical trials, and the timing of any planned investigational new drug application or new drug application; risks associated with the combined company’s ability to identify additional products or product candidates with significant commercial potential; risks associated with AgeX’s, Serina’s or the combined company’s ability to protect its intellectual property position; product liability risks; the risk that the cash balance of the combined company following the closing of the Merger will be lower than expected or reduced; the risk that the combined company’s anticipated sources and related timing of financing following the closing of the Merger will not provide proceeds necessary to fund the operations of the combined company for as long as anticipated; the risk that the transactions contemplated by the Side Letter entered into by AgeX, Serina and Juvenescence Limited on August 29, 2023 are not completed in a timely manner or at all; risks associated with AgeX’s or Serina’s estimates regarding future revenue, expenses, capital requirements, and need for additional financing following the Merger; risks associated with the ability of AgeX and the combined company to remain listed on the NYSE American; the risk that products may not be successfully commercialized or that the combined company might not otherwise be able to generate sufficient revenues to operate at a profit; potential adverse changes to business or employee relationships, including those resulting from the announcement or completion of the Merger; the risk that changes in AgeX’s capital structure, management, business, and governance following the Merger could have adverse effects on the market value of its common stock; the ability of AgeX and Serina to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers; risks associated with Serina’s or the combined company’s ability to successfully collaborate with Serina’s existing collaborators or enter into new collaborations, or to fulfill its obligations under any such collaboration agreements; risks associated with the combined company’s commercialization, marketing and manufacturing capabilities and strategy; the risk that pursuing and completing the Merger and related transactions could distract AgeX and Serina management from their respective ongoing business operations or cause AgeX and Serina to incur substantial costs; risks associated with competition and developments in the industry in which the combined company will operate; the impact of world health events and any related economic downturn; the risk of changes in governmental regulations or enforcement practices; AgeX’s and Serina’s ability to meet guidance, market expectations, and internal projections; the impact of AgeX stockholders having their percentage ownership interests in AgeX reduced by the issuance of AgeX common stock to Serina stockholders in the Merger and by the issuance of shares of AgeX common stock upon the exercise of pre-merger warrants by Juvenescence, and other important factors that could cause actual results to differ materially from those projected or expected by AgeX management or stockholders. The effects of many of such factors are difficult to predict and may be beyond AgeX’s or Serina’s control.

New factors emerge from time to time, and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in the AgeX’s Annual Report on Form 10-K for the twelve months ended December 31, 2023, in AgeX’s other periodic reports filed with the SEC, and in AgeX’s most recent Proxy Statement/Prospectus/Information Statement, under the heading “Risk Factors,” and in other filings that AgeX may make with the SEC. Forward-looking statements included in this communication are based on information available to AgeX and Serina as of the date of this communication. Undue reliance should not be placed on these forward-looking statements that speak only as of the date they are made, and except as required by law, AgeX and Serina each disclaims any intent or obligation to update these forward-looking statements.

Contact for AgeX:

Andrea E. Park

apark@agexinc.com

(510) 671-8620

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$345	$645
Accounts and grants receivable, net	57	4
Prepaid expenses and other current assets	352	1,804
Total current assets	754	2,453

Restricted cash	50	50
Intangible assets, net	607	738
Convertible note receivable	10,554	-
TOTAL ASSETS	$11,965	$3,241

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY/(DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$2,176	$1,034
Loans due to Juvenescence, net of debt issuance costs, current portion	3,672	7,646
Related party payables, net	66	141
Warrant liability	-	180
Insurance premium liability and other current liabilities	-	1,077
Total current liabilities	5,914	10,078

Loans due to Juvenescence, net of debt issuance costs, net of current portion	693	10,478
TOTAL LIABILITIES	6,607	20,556

Commitments and contingencies

Stockholders’ equity/(deficit):
Preferred stock, $0.0001 par value, 5,000 shares authorized:
Series A preferred stock; no par value; stated value $100 per share; 212 and nil shares issued and outstanding, respectively	-	-
Series B preferred stock; no par value; stated value $100 per share; 148 and nil shares issued and outstanding, respectively	-	-
Common stock, $0.0001 par value, 200,000 shares authorized, 1,079 shares issued and outstanding	-	-
Additional paid-in capital	136,482	98,998
Accumulated deficit	(131,013)	(116,210)
Total AgeX Therapeutics, Inc. stockholders’ equity/(deficit)	5,469	(17,212)
Noncontrolling interest	(111)	(103)
Total stockholders’ equity/(deficit)	5,358	(17,315)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY/(DEFICIT)	$11,965	$3,241

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Year Ended December 31,
	2023	2022
REVENUES
Grant revenues	$77	$-
Other revenues	65	34
Total revenues	142	34
Cost of sales	(40)	(13)

Gross profit	102	21

OPERATING EXPENSES
Research and development	734	1,025
General and administrative	9,328	5,971
Total operating expenses	10,062	6,996

Gain on disposition of fixed assets	73	-

Loss from operations	(9,887)	(6,975)

OTHER EXPENSE, NET
Interest expense, net	(4,900)	(3,335)
Change in fair value of warrants	(35)	(225)
Other income, net	11	13
Total other expense, net	(4,924)	(3,547)

NET LOSS	(14,811)	(10,522)
Net loss attributable to noncontrolling interest	8	60

NET LOSS ATTRIBUTABLE TO AGEX	$(14,803)	$(10,462)

NET LOSS PER COMMON SHARE:
BASIC AND DILUTED	$(13.72)	$(9.70)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC AND DILUTED	1,079	1,079

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2023	2022
OPERATING ACTIVITIES:
Net loss attributable to AgeX	$(14,803)	$(10,462)
Net loss attributable to noncontrolling interest	(8)	(60)
Adjustments to reconcile net loss attributable to AgeX to net cash used in operating activities:
Change in fair value of warrants	35	225
Amortization of intangible assets	131	132
Amortization of debt issuance costs	5,285	3,137
Stock-based compensation	648	760
Gain on disposition of fixed assets	(73)	-
Write off of prepaid shelf registration statement related expenses	360	-
Changes in operating assets and liabilities:
Accounts and grants receivable	(53)	21
Prepaid expenses and other current assets	1,092	896
Interest on convertible note receivable	(554)	-
Accounts payable and accrued liabilities	1,150	144
Related party payables	69	255
Insurance premium liability	(1,075)	(983)
Other current liabilities	(4)	(4)
Net cash used in operating activities	(7,800)	(5,939)

INVESTING ACTIVITIES:
Cash advanced on convertible note receivable	(10,000)	-
Net cash used in investing activities	(10,000)	-

FINANCING ACTIVITIES:
Draw down on loan facilities from Juvenescence	17,500	6,000
Net cash provided by financing activities	17,500	6,000

NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(300)	61

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
At beginning of the year	695	634
At end of the year	$395	$695

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$27	$14

SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING AND INVESTING ACTIVITIES:
Issuance of preferred stock in exchange for debt	$36,000	$-
Issuance of common stock upon vesting of restricted stock units	$2	$8
Issuance of warrants for debt issuance under the 2020 Loan Agreement	$-	$178
Fair value of liability classified warrants at debt inception date	$663	$4,148
Debt refinanced with new debt	$-	$7,160